UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2005
BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

FLORIDA	33-72213	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4900
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 13, 2005, BFC Financial Corporation (the “Company”) entered into a letter agreement with Glen R. Gilbert, the Company’s Chief Financial Officer, pursuant to which the Company has agreed to pay Mr. Gilbert a monthly retirement benefit of $5,671.69 beginning on January 1, 2010, regardless of Mr. Gilbert’s actual retirement date. The monthly payments will continue through Mr. Gilbert’s life. If he dies prior to having received 120 monthly payments, the monthly benefits will continue to his beneficiaries until such time as at least 120 monthly payments have been made to Mr. Gilbert and his beneficiaries. However, as permitted by the letter agreement, Mr. Gilbert may elect to choose an available actuarially equivalent form of payment.
     The Company’s obligation under the agreement is unfunded. The Company is not obligated to set aside or otherwise identify specific assets to make the retirement benefit payments. In addition, the Company may terminate this arrangement and make an actuarially equivalent lump sum payment to Mr. Gilbert or his beneficiaries within 12 months of a “change of control” of the Company, as defined by the Internal Revenue Service.
     The foregoing description is qualified in its entirety by reference to the full text of the letter agreement.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated September 13, 2005 by and between BFC Financial Corporation and Glen R. Gilbert

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
Date: September 15, 2005	By:	/s/Alan B. Levan
Alan B. Levan, Chairman of the Board and President

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